UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or 12(g)

of the Securities Exchange Act of 1934

HPX CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-39382	98-1550444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 N. West Street, Suite 1200 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 295-4929

Not Applicable

(Former name or former address, if changed since last report)

Title of each class	Name of each exchange on which each class is to be registered
Class A ordinary shares, par value $0.0001 per share	NYSE American LLC

Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	NYSE American LLC

Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-239486 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Class A ordinary shares, the warrants to purchase shares of Class A ordinary shares, and the units (each consisting of one Class A ordinary share and one-half of one redeemable warrant) of HPX Corp. (the “Company”). The description of the Class A ordinary shares, warrants and units contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-239486) initially filed with the U.S. Securities and Exchange Commission on June 26, 2020, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference.

Exhibit No.	Description

3.1	Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit 3.1 to Company’s Registration Statement on Form S-1 (File No. 333-239486) filed on June 26, 2020).

3.2	Amended and Restated Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-239486) filed on June 26, 2020).

3.3	Amendments to the Amended and Restated Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-39382) filed on August 15, 2022).

4.1	Specimen Unit Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-239486) filed on June 26, 2020).

4.2	Specimen Class A Ordinary Shares Certificate of the Company (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-239486) filed on June 26, 2020).

4.3	Specimen Warrant Certificate of the Company (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1 (File No. 333-239486) filed on June 26, 2020).

4.4	Warrant Agreement, dated as of July 15, 2020, by and between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-39382) filed on July 21, 2020).

10.1	Investment Management Trust Agreement, dated as of July 15, 2020, between the Company and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-39382) filed on July 21, 2020).

10.2	Amendment No. 1 to the Investment Management Trust Agreement, dated as of July 14, 2022, between the Company and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-39382) filed on July 14, 2022).

10.3	Registration Rights Agreement, dated as of July 15, 2020, between the Company and certain security holders (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-39382) filed on July 21, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2022

HPX CORP.

By:	/s/ Carlos Piani
Carlos Piani
Chief Executive Officer and Chief Financial Officer

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